                               OPERATING AGREEMENT
                                       OF
                                X PROPERTIES, LLC

     This Operating Agreement (this "Agreement") of X PROPERTIES, LLC, a Delaware limited liability company (the "Company"), is entered into as of the 17th day of January, 2003 by and between Quoin Corporation, a Delaware corporation (the "Member"), and the Company.

     Pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware, as amended from time to time (the "LLCA"), the Member hereby agrees as follows:

     1. NAME. The name of the limited liability company shall be X PROPERTIES, LLC.

     2. OFFICE. The principal office of the Company shall be located at 30 Old Rudnick Lane, Dover, DE 19901 or such other place or places as the Member shall determine.

     3. TERM. The term of the Company commenced as of the date of filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware and the Company shall be dissolved and its affairs wound up as provided in said Certificate, in this Agreement, or as otherwise provided in the LLCA.

     4. PURPOSE. The Company is formed for the purpose of engaging in any lawful act or activity for which limited liability companies may be organized under the LLCA and engaging in any and all activities necessary or incidental to the foregoing.

     5. MEMBER. The name and the mailing address of the Member is as follows:

        Name                                 Address
        ----                                 -------
        Quoin Corporation                    555 Theodore Fremd Avenue
                                             Rye, NY 10580



            The Member is authorized to admit additional members and/or create different classes of members.

     6. MANAGEMENT; POWERS. The business and affairs of the Company shall be managed by the Member. The Member is authorized to execute any and all documents on behalf of the Company necessary or appropriate in connection with the acquisition, financing, operation, management or development of any property of the

Company. The Member may appoint one or more managers who shall be authorized to exercise such of the Member's rights and power as designated by the Member.

     7. CAPITAL CONTRIBUTIONS. The initial capitalization of the Company by the Member is set forth on Schedule A.

     8. ADDITIONAL CONTRIBUTIONS. The Member is not required to make any additional capital contribution to the Company, provided however, that additional capital contributions may be made at such time and in such amounts as the Member shall determine.

     9. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated to the Member as set forth on Schedule A.

     10. DISTRIBUTIONS. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Member and in accordance with the same percentages as profits and losses are allocated.

     11. ADMISSION OF ADDITIONAL MEMBERS. The Member may cause the Company to admit one or more additional members to the Company.

     12. LIABILITY OF MEMBERS. The Member shall not have any liability for the obligations or liabilities of the Company.

     13. EXCULPATION OF MEMBER. The Member shall not be liable to the Company for any breach of duty in such capacity, unless otherwise required by law.

     14. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Operating Agreement.



                                X PROPERTIES, LLC
                                By: Quoin Corporation, as sole member


                                      By: /s/ Desiree DeStefano
                                          -------------------------
                                          Name:  Desiree DeStefano
                                          Title: Vice President



                                QUOIN CORPORATION



                                      By: /s/ Desiree DeStefano
                                          --------------------------
                                          Name: Desiree DeStefano
                                          Title: Vice President

                                   SCHEDULE A

--------------------------------- ---------------------------------- -------------------------------------------
NAME                                    CAPITAL CONTRIBUTION              ALLOCATION OF PROFITS AND LOSSES
--------------------------------- ---------------------------------- -------------------------------------------
Quoin Corporation                             $100,000                                  100%
--------------------------------- ---------------------------------- -------------------------------------------